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                           December 10, 1997

TO ALL CREDITORS OF HARRAH'S JAZZ COMPANY, HARRAH'S JAZZ
FINANCE CORP. AND HARRAH'S NEW ORLEANS INVESTMENT COMPANY:

The undersigned act as counsel to Harrah's Jazz Company, Harrah's Jazz Finance Corp. and Harrah's New Orleans Investment Company (the "Debtors"). On April 28, 1997, the United States Bankruptcy Court for the Eastern District of Louisiana confirmed the Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code ("Original Plan"). As you likely know, the Original Plan has not been consummated. Together with Harrah's Entertainment, Inc., the Debtors have now proposed a modified plan of reorganization (the "Modified Plan"), a copy of which is enclosed. This Modified Plan differs from the revised plan proposed by the Debtors in July 1997 and the Original Plan.

In the FRONT POCKET of the envelope containing these materials you will find a ballot for use in changing your vote with respect to the Debtors' Modified Plan, if you so desire. If you timely voted on the Original Plan, then that vote will count as your vote on the Modified Plan unless you change your vote in accordance with the enclosed Modified Voting Procedures and Notice. In addition, you also should find enclosed:

A.  Notice;

B. Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified Through December 10, 1997 (i.e., the Modified
    Plan);

C. Debtors' Fifth Amended Joint Disclosure Statement Pursuant to Sections 1125 and 1127 of the Bankruptcy Code, dated December 10, 1997 (the "Disclosure Statement"); and

D.  Modified Voting Procedures.

If you have not received all of these enclosures or require a replacement or different ballot, please contact the balloting agent IN WRITING at the following address: Mr. Mark Fiddes, Price Waterhouse LLP, P.O. Box 81109, Chicago, IL 60681. Please do NOT contact him with any questions about the Modified Plan or Disclosure Statement, as the balloting agent is prohibited from discussing the contents of the Modified Plan or Disclosure Statement with creditors.

Sincerely,


_____________________________          ________________________________
Daniel R. Murray, Esq.                 Edward M. Heller, Esq.
Jenner & Block                         Bronfin & Heller
One IBM Plaza                          650 Poydras St., Suite 2500
Chicago, IL 60611                      New Orleans, LA 70130

                                       Counsel for Harrah's New
                                       Orleans Investment Company
_____________________________
William H. Patrick, , Esq.
William H. Patrick, III, P.L.C.
10636 Linkwood Drive
Baton Rouge, LA 70810

Counsel for Harrah's Jazz Company

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and Harrah's Jazz Finance Corp.


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